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                                                                    EXHIBIT 11.1

              BILLING INFORMATION CONCEPTS CORP. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                          FOR THE YEAR ENDED    FOR THE TWO MONTHS ENDED
                                                                          SEPTEMBER 30, 1997    SEPTEMBER 30, 1996
                                                                          ------------------    ------------------
PRIMARY EARNINGS PER SHARE CALCULATION:
Net income applicable to common stock                                          $      3,707           $      2,690
Shares:
      Weighted average number of shares of common stock outstanding                  15,516                 15,035
      Weighted average common stock equivalents applicable to stock options
      and warrants                                                                      743                    726
                                                                               ------------           ------------
      Weighted average shares used for computation                                   16,259                 15,761
                                                                               ============           ============
      Net income per common share                                              $       0.23           $       0.17

FULLY DILUTED EARNINGS PER SHARE CALCULATION:
Net income applicable to common stock                                          $      3,707           $      2,690
Shares:
      Weighted average number of shares of common stock outstanding                  15,516                 15,035
      Weighted average common stock equivalents applicable to stock options
      and warrants                                                                    1,111                    794
                                                                               ------------           ------------
      Weighted average shares used for computation                                   16,627                 15,829
                                                                               ============           ============
      Net income per common share                                              $       0.22           $       0.17
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Note:      Earnings per common share is presented above for the two months ended September 30, 1996 only as Billing Information Concepts Corp.
           had no publicly held common shares outstanding prior to August 2,
           1996.